As filed with the Securities and Exchange Commission	Registration No. 333-108715.
on March 24, 2005.

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM SB-2/A-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

G2 VENTURES, INC.
 (Name of small business issuer in its charter)

Texas	9995	98-0221494
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer Identification #)
Organization)	Classification Code)

G2Ventures, Inc.	Copies to:
14110 N. Dallas Parkway	Conrad C. Lysiak, Esq.
Suite 365	601 West First Avenue, Suite 503
Dallas, Texas 75254	Spokane, Washington 99201
(972) 726-9203	(509) 624-1475
(Address and telephone of registrant's executive office)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [   ]

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CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock	1,500,000	$0.05	$75,000	$100.00

[1]   Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFsECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

G2 VENTURES, INC.

Maximum of 1,500,000 shares/Minimum of 1,200,000 shares of common stock
Total proceeds if maximum sold: $75,000
Total proceeds if minimum sold: $60,000

We are offering up to a total of 1,500,000 shares of common stock on a self-underwritten basis, 1,200,000 shares minimum, 1,500,000 shares maximum. The offering price is $0.05 per share. In the event that 1,200,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 1,200,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to each subscriber without interest or deduction of any kind. If at least 1,200,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retrieved by us and there will be no refund. The funds will be maintained in the separate bank until we receive a minimum of $60,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name.

There are no minimum purchase requirements, and there are no arrangements to place the funds in an escrow, trust, or similar account.

Investing in our common stock involves risks. See "Risk Factors" starting at page 8.

		Underwriting
		Discount and	Proceeds to G2
	Price to Public	Commissions	Ventures

Per Share	$0.05	None	$0.05
Total Maximum	$75,000	None	$75,000
Total Minimum	$60,000	None	$60,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. To tell you otherwise is a criminal offense.

The date of this prospectus is _______________________________.

AVAILABLE INFORMATION

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SECs Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

SUMMARY OF THE OFFERING

The Company

G2 Ventures, Inc. is a corporation formed under the laws of the state of Texas on March 21, 2003. Our principal executive offices are located in Dallas, TX. We are a developmental stage company. However, on April 1, 2003, we acquired the business, assets and assumed the liabilities of G2 Companies, Inc., a music recording and production company, the principal shareholder and president of which was Gust Kepler, our principal shareholder and president.

We expect to use the net proceeds of this offering to operate as an independent production label for the purpose of recording and producing the music of solo artists and bands. This includes paying recording costs, engineering costs, producer costs and any other related costs of making full length compact discs including mixing and mastering associated artwork. G2 Ventures will then package and print up to 1,000 compact disc units for test marketing, promotion, and solicitation to major record labels and major recorded music distributors with the intent to sell the rights to the music or enter into a joint venture by licensing the distribution and sale of the recorded music.

We maintain our executive offices at 14110 North Dallas Parkway, Suite 365, Dallas TX 75254. Telephone number: (972) 726-9203.

Securities Offered

We are offering up to a maximum of 1,500,000 shares and a minimum of 1,200,000 shares of common stock, $0.001 par value per share. The shares are offered at $ 0.05 per share for a total gross offering proceeds of $75,000, assuming the maximum amount is sold and $60,000 assuming the minimum amount is sold.

Shares Now Outstanding	3,500,000

Shares Outstanding Assuming Maximum Amount Sold	5,000,000

Terms Of The Offering

We intend to raise a maximum of $75,000 and a minimum of $60,000 in this offering. The offering will remain open for 180 days after this registration statement becomes effective unless we decide to cease selling efforts prior to this date. We may also extend our offering for 90 days past the original period if we choose. If we do not raise a minimum of $60,000 from public investors, our president, Gust Kepler, will contribute to capital the amount necessary to raise a minimum of $60,000 in this offering.

Use Of Proceeds

We intend to use the net proceeds of this offering primarily to pay recording costs, engineering costs, producer costs and any other related costs of making full length compact discs including mixing and mastering and creating the associated artwork for two artists currently signed to exclusive recording contracts with G2 Ventures. Some of the funds will be allocated to cover administrative costs. If we raise the maximum of $75,000, we will pay $35,103 to Gust Kepler, our president, as repayment of a portion of the money lent to us by Mr. Kepler.

Plan Of Distribution

This is a best efforts offering, with no commitment by anyone to purchase any shares. The shares will be offered and sold by our principal executive officer and director. No underwriters will be used.

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of 12-31-2004	As of 12-31-2003
Balance Sheet
Total Assets	$8,582	$-0-
Total Liabilities	$35,103	$21,098
Stockholders Equity - (Deficit)	$(26,521)	$(21,098)

	Year Ended	Year Ended
	December 31, 2004	December 31, 2003
Income Statement
Revenue	$19,500	$102,307
Total Expenses	$24,923	$127,456
Net Income - (Loss)	$(5,423)	$(25,149)

RISK FACTORS

An investment in the shares involves a high degree of risk, including a risk of loss of an investor's entire investment in G2 Ventures. Prospective investors should consider carefully, in addition to the other information contained in this prospectus, the following risk factors before purchasing any shares.

  Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

  Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

  We have a limited operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

  We were incorporated in March 21, 2003. We have a limited operating history. Our net loss since inception is ($71,311). Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	completion of this offering
*	our ability to attract new artists
*	our artists' ability to write lyrics and music which is popular to the public
*	our ability record and sell our artists' music

  Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses which will exceed generated revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

  We are solely dependent upon the funds to be raised in this offering to expand our business, the proceeds of which may be insufficient to significant revenues. We may need to obtain additional financing which may not be available.

  We have not started our business. We need the proceeds from this offering to expand our operations. If the minimum of $60,000 is raised, this amount will enable us, after paying the expenses of this offering, to expand our operations. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

  Because we are small and do not have much capital, we must limit marketing our operations and the number of artists we represent. As a result, we may not be able to attract enough artists to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

  Because we are small and do not have much capital, we must limit our operations and the number of artists we service. Because we will be limiting our marketing activities, we may not be able to attract enough artists to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Risks associated with this offering:

  NASD sales practice requirements may limit a stockholder's ability to buy and sell our stock.

  The NASD has adopted rules that relate to the application of the SEC's penny stock rules in trading our securities that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

  Because there is no public trading market for our common stock, you may not be able to resell your stock.

  There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

USE OF PROCEEDS

The net proceeds to G2 Ventures from the sale of shares offered hereby, assuming all of the shares offered hereby are sold, of which no assurances are given, are estimated to be $65,000, after deducting the estimated cash expenses of the Offering of approximately $10,000.

The following table sets forth the anticipated use of the net proceeds of this Offering in the event that 1,200,000 shares are sold or all 1,500,000 shares are sold.
	Assuming	Assuming
	1,200,000	1,500,000
	Shares Sold	Shares Sold

Gross Aggregate	$60,000	$75,000
Proceeds
Less Offering Expenses (1)	$10,000	$10,000
Net Proceeds	$50,000	$65,000
Recording Cost - Jeremiah Donnelly	$10,000	$10,000
Recording Cost - Nick Brisco	$15,000	$20,000
CD Manufacturing	$2,500	$2,500
Accounting	$5,000	$5,000
Administrative (2)	$12,500	$12,500
Partial Repayment of Loan to Gust Kepler (3)	0	$15,000
Net Use of Proceeds	$50,000	$65,000

(1)	Does not include $5,000 legal fee paid by our predecessor, G-2 Companies and 250,000 shares of our common stock, valued at $12,500, to be issued to our corporate counsel.
(2)	"Administrative" costs include secretarial fees, phone services, computer, courier, and postage and office supplies expenses.
(3)	Total unpaid balance due Mr. Kepler is $15,000 without interest of any kind, until paid. No maturity date is set.

Our president, Gust Kepler, has advanced us $52,899 to cover our operating expenses to date including operating expenses of our predecessor, G2 Companies, and expenses associated with this offering. Mr. Kepler contributed to capital of G2 Ventures $17,796 of this amount and $35,103 remains as a payable to him. We do not pay any interest to Mr. Kepler on these advances and they are payable on demand. Mr. Kepler has agreed that we must sell all 1,500,000 shares offered to be repaid $15,000 of these advances out of the proceeds of this offering.

In the event that we successfully complete this offering, either the minimum or maximum amount, Mr. Kepler believes that the net proceeds will provide us with sufficient funds to meet our requirements for approximately twelve (12) months following the receipt of offering proceeds.

DETERMINATION OF OFFERING PRICE

There is no established public market for the shares of common stock being registered. As a result the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price.

DILUTION

At December 31, 2004 we had a negative net tangible book value of ($26,521) or ($0.008) per share. The following table sets forth the dilution to persons purchasing shares in this offering without taking into account any changes in our net tangible book value, except the sale of 1,500,000 shares or 1,200,000 shares at offering price less offering expenses. The net tangible book value per share is determined by subtracting total liabilities from our tangible assets, then dividing by the total number of shares of common stock outstanding.

	Before	1,200,000	1,500,000
	Offering	shares sold	shares sold
Public offering price per share	N/A	$0.05	$0.05
Net tangible book value per share of common
stock before the offering	$(0.008)	N/A	N/A
Pro forma net tangible book value per share of
common stock after the offering	N/A	$0.005	$0.007
Increase of net tangible book value per share
attributable to purchase of common stock by
new investors	N/A	$0.013	$0.015
Dilution to new investors	N/A	$0.045	$0.043

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering up to 1,500,000 shares of common stock on a self-underwritten basis, 1,200,000 shares minimum, 1,500,000 shares maximum basis. The offering price is $0.05 per share. Funds from this offering will be placed in a separate bank account at Bank of Texas. Its telephone number is 214-575-1900. Gust Kepler, our sole officer and director will control this account. Funds will not be placed in an escrow account, trust or similar account. We will hold the funds in the account until we receives a minimum of $60,000 at which time we will withdraw and use those funds. Any funds received by us thereafter will immediately be withdrawn by us. If we do not receive the minimum amount of $60,000 within 180 days of the effective date of our registration statement, 90 additional days if we so choose, all funds will be promptly returned to you without a deduction of any kind. We assure you that you will get your money back if we don't raise the $60,000 in the foregoing time period. During the 180 day period and possible additional 90 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $60,000 within the 180 day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days. There are no finders involved in our distribution. Our officers and directors will not be able to purchase securities in this offering in order to reach the minimum.

We will sell the shares in this offering through Gust Kepler, our sole officer and director. He will receive no commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

  The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

  The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

  The person is not at the time of their participation, an associated person of a broker/dealer; and,

  The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Kepler is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer. He has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Mr. Kepler will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

We intend to sell our shares in the states of New York, Illinois, Georgia, Wyoming, Colorado, New York, New Jersey, Texas, Washington D.C. and outside the United States.

Section 15(g) of the Exchange Act

Our shares are "penny stocks" covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker-dealers, many broker-dealers may not want to make a market in our shares or conduct any transactions in our shares. As such your ability to dispose of your shares may be adversely affected.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must

1.	execute and deliver a subscription agreement
2.	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "G2 VENTURES, INC."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Separate Account for Subscriptions

Subscriptions will be placed in a separate bank account at Bank of Texas, until we have received $60,000. Upon receipt of $60,000, we will withdraw and use the funds. If we do not receive the $60,000 within 180 days of the effective date of this offering, 90 additional days if extended, or a total of 270 days, all subscriptions received by it will be promptly returned to each investor without interest or deduction therefrom.

BUSINESS

General

We were incorporated under the laws of the state of Texas on March 21,2003 and we are an independent recording company and artist management company. On April 1, 2003, we acquired the operation of G2 Companies, a company that was also in the early development stage of becoming an independent record label. Mr. Kepler was the principal shareholder, president and sole director of G2 Companies from September 2002, until we acquired its operations. We currently rely on the financing of Mr. Kepler to fund our activities. To achieve any degree of success, of which there is no certainty, we must produce recorded music and sell or license the music to a third party. We currently have two artists under exclusive recording contracts. Our plan is to record master recordings, have them manufactured by a third party in CD format for the purpose of distributing them as promo material to major record labels in an attempt to license or sell the publishing rights.

As an independent record label G2 Ventures will retain contracts with artists and produce recorded music and sell or license the music to a third party. Revenue from this business will result from sales of CD masters to, and/or licensing agreements with, other larger record companies. In order to produce these recordings G2 Ventures will incur recording costs that we have to recoup via these sales or licensing agreements. Our artist management activities will not involve any associated recording costs. Artist management consists primarily of acting as a booking agent or obtaining one for the artist, obtaining publishing deals, and negotiating major label recording contracts. The only associated costs with this activity are minimal travel, legal and administrative fees, all of which are recouped in management fees charged to artists. G2 Ventures' management fees will be a commission that equals 10% to 20% of an artist's income.

Additionally, G2 Ventures intends to manage artists as another source of generating revenue. G2 Ventures recently negotiated a contract for artist Track 10, to travel to Southeast Asia to perform for US Troops. There was no formal contract between G2 Ventures and Track 10, rather a contract between Track 10 and AFE, negotiated by G2 on behalf of Track 10. This contract generated gross revenues of $30,681 in June of 2003 of which G2 Ventures earned 10% or $3,068. G2 Ventures has no ongoing or contractual relationship with Track 10, other than the relationship with Jeremiah Donnelly who was the former lead singer of that band.

G2 Ventures intends to manage artists that are signed to recording contracts as well as artist that do not have recording contracts with G2 Ventures. Management fees range from 10% to 20% of gross revenues earned by the artist.

The music industry is highly competitive and comprised of approximately four major recorded music companies which dominate the market along with their subsidiary labels. These labels are (1) Time/Warner; (2) Sony Music Group/Bertelsmann Music Group; (3) Thorn-EMI; and (4) Universal Music Group. These labels and their subsidiaries are our target market. There is no assurance that any of these major labels or their subsidiaries will have any interest in licensing our artist.

We currently have two artists under recording contracts. They are Jeremiah Donnelly and Nick Brisco. We assumed the contract for Jeremiah Donnelly contract from our predecessor, G2 Companies, and amended it to commence upon conclusion of this offering for an initial term of nine months. The Nick Brisco contract provides that his contract will commence upon the conclusion of this offering. We initially had One Up under contract, but mutually terminated the contract when we unable to comply with the SEC comments. Each artist will produce a master album during the initial term. G2 Ventures will bear all costs. Each contract grants us the option for three additional albums from each artist. After recovering all of our cost, we will pay the artist a royalty on sales of the albums, 20% to Donnelly and 20% to Mr. Brisco.

Jeremiah Donnelly

Jeremiah Donnelly, 27, is a singer-songwriter specializing in alternative rock and pop rock. He was lead vocalist for the band Track 10.

Mr. Donnelly toured the southwest extensively with his former band Track 10 between 2000 and 2002. At that time Track 10 opened for major label acts including Blue October, The Old 97's, and Stroke 9. In addition, Track 10 was frequently invited to open for independent artists including Ian Moore and Monte Montgomery.

In the fall of 2001, Track 10 had two of the most requested songs on their hometown station, Hits 106.1, in Kearney, Nebraska. The songs "Stratosphere" and "Devil Girl" from their self-titled debut release.

Prior to Track 10, Donnelly also was the front man and rhythm guitarist for Slappy Yellow, a band he founded while in high school in Kearney, NE.

The terms of contract with Mr. Donnelly we have the right to manufacture, distribute and sell up to four albums of Mr. Donnelly's music. We will pay all costs associated with recording, promoting and selling albums. In addition we have agreed to advance Mr. Donnelly's $15,000 for the first album; $20,000 for the second album; $35,000 for the third album; and, $75,000 for the fourth album. We will receive a between 80% and 33 1/3% of all moneys derived from the sale of the albums. Either party may at any time terminate this agreement. Funds advanced by us for incomplete albums will be returned to us by Mr. Donnelly.

Nick Brisco

Nick Brisco, 37, is a singer/songwriter who has been performing and recording professionally since 1989 when he formed the post modern country band Fever in the Funkhouse. Fever in the Funkhouse were one of the defining pioneers of the "Deep Ellum" music scene in Dallas, TX and earned Brisco and band notoriety and music awards including the Dallas Observer's Best New Act of 1990 and Best Act Overall in 1991.

After Fever in the Funkhouse broke up, Brisco released various solo projects before relocating to Astoria, Queens just outside of New York City. Born and raised in Dallas, TX, Brisco follows in the footsteps of Texas troubadors such as Steve Earle, Guy Clark and Kris Kristofferson. Brisco has opened for many songwriting legends including Townes Van Zandt and Jimmie Dale Gilmore.

As a singer/songwriter Brisco has performed all over the country from East Coast to West and internationally in Russia, Greece and the U.K. His diverse music combines an eclectic mix of genres and song styles, affording him a wide audience and musical opportunity including off-broadway scores for musical theater.

The terms of contract with Mr. Brisco we have the right to manufacture, distribute and sell up to four albums of Mr. Brisco's music. We will pay all costs associated with recording, promoting and selling albums. In addition we have agreed to advance Mr. Briscoe $15,000 for the first album; $20,000 for the second album; $35,000 for the third album; and, $75,000 for the fourth album. We will receive a between 80% and 33 1/3% of all moneys derived from the sale of the albums. Either party may at any time terminate this agreement. Funds advanced by us for incomplete albums will be returned to us by Mr. Briscoe.

We have not spent any amount of money during the last two fiscal years on research and development activities, including that of our predecessor, G2 Companies.

Competition

The music industry is highly competitive and comprised of approximately five major recorded music companies which dominate the recording industry along with their subsidiary labels; (1) Time/Warner; (2) Sony Music Group/Bertelsmann Music Group;(3) Thorn-EMI; and (4) Universal Records Group. In addition, there are many smaller independent labels. In Texas alone there are over 500 independent labels. We intend to complete for artists by promoting our self .

G2 Ventures' principal competitors are other independent labels. Many of the competing independent labels are larger than G2 Ventures and have greater financial resources, professional relationships and distribution capabilities. The competition for sales of recordings or licensing agreements with the five major labels will be based upon the popularity of the artist and the particular recordings. There can be no guarantee that G2 Ventures will be able to attract the business of a major label.

Copyright laws

Federal law provides severe civil and criminal penalties for the unauthorized reproduction, distribution, rental or digital transmission of copyrighted sound recordings. (Title 17, United States Code, Section 501 and 506). The FBI investigates allegations of criminal copyright infringement and violators will be prosecuted.

The civil courts have continually ruled in favor of the record industry, as in the following examples:

"Napster users infringe at least two of the copyright holders' exclusive rights...Napster users who upload file names to the search index for others to copy violate plaintiffs' distribution rights. Napster users who download files containing copyrighted music violate plaintiffs' reproduction rights...Virtually all Napster users engage in the unauthorized downloading or uploading of copyrighted music...." A& M Records v. Napster, Inc., 239 F. 3d 1004 (9th Cir. 2001).

"Although defendant (MP3.com) seeks to portray its service as the functional equivalent of storing its subscribers' CDs, in actuality defendant is re-playing for the subscribers converted versions of the recording it copied, without authorization, from plaintiffs' copyrighted CDs. On its face, this makes out a presumptive case of infringement under the Copyright Act.....: UMG Recordings, Inc. v. MP3.com, Inc., 92 F. Supp. 2d 349 (S.D.N.Y. 2000).

Although some companies have begun filing civil suits against individuals that download music illegally from the internet, there is still some piracy taking place. We believe Contained litigation will act as an increasing deterrent along with software to prevent illegal copying, such as MediaMax CD3 Copy Protection by SunnComm Tech., and music industry anti-theft campaigns. Another solution the record industry is counting on is the increased availability of online music to be purchased legally. A number of legal digital music store fronts are finding a presence on the Internet including MusicMatch, iTuned, BuyMusic, and Napster (which currently uses a legal format for downloading music). As these sites gain popularity, anti-theft software becomes more advanced and reliable and the public becomes more aware of the consequences of illegally downloading music the recording industry should recoup some of the losses from previous years. There is however, no guarantee that these methods will succeed.

Intellectual Property Rights

Our operations will be dependent upon the intellectual property rights to our records. International copyright laws including those in the United States and Texas protect any master recordings we produce.

Regulation

We do not foresee any material effects of federal, state, or local regulation on any aspect of our operations. However, changes in laws or regulations may adversely affect our operations.

Employees

Currently we have one employee. The employee is Mr. Kepler, our sole officer and director.

DESCRIPTION OF PROPERTY

Gust Kepler provides, without charge, office space for G2 Ventures. He will do so for at least the remainder of 2005. We have not attempted to locate new office space and will not begin to look at possible new office space until this offering is completed. If we move, we have no plans to rent from an affiliated party. The space, approximately 750 square feet, is located at 14110 North Dallas Parkway, Suite 365, Dallas, Texas 75254. This business office space is adequate for our immediate needs. Mr. Kepler leases this space from Merit Texas Properties pursuant to a written lease agreement. Mr. Kepler's lease expires on May 31, 2006. The office building is three stories and made of glass. The building was built in 1980. It contains parking space for approximately 100 vehicles.

G2 Ventures, does not intend to acquire any properties in the immediate future.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Over the next twelve months we expect our primary expenses to be recording costs, manufacturing, and administrative. Our business plan is such that if we are not successful in licensing or selling the rights to our master recordings we will not generate net profits from our activities as a record label. We may not be capable of generating additional revenues based on management activity as discussed in Description of Business. If we do generate revenue, we will not generate profits necessary to sustain operations. If we are successful in completing this offering and raising either the minimum or maximum amount that should be sufficient to allow us to conduct business for at least a one year period.

In addition, Gust Kepler has agreed verbally to loan G2 Ventures, interest free, up to an additional $60,000 to enable G2 Ventures to complete its development activities discussed below. We do not have any written loan agreement with Mr. Kepler. The loans will be payable on demand. The verbal promise to lend the money to us is without consideration and therefore unenforceable as a matter of law should Mr. Kepler later decide not to loan the money to us.

Development Schedule and Milestones

Artist: Jeremiah Donnelly

Pre-production Summary

Jeremiah Donnelly has written sufficient material to record a full-length CD. (10 songs or more) G2 Ventures has completed photo shoots and developed photographs that will be used for marketing and promotional purposes.

Production

G2 Ventures plans to record tracks for his full-length CD on or before completion of this offering. The recording process from start to finish will take approximately 60-90 days. Mixing and mastering of these recordings will take an additional 30 days. These recording costs are expected to be $10,000 as specified in the Use of Proceeds table . Mr. Donnelly's recording costs are $10,000 because he is a solo artist in a different music genre. Mr. Donnelly also has a hand in the production of his albums. Also, studio time is substantially lower than that of several member bands and Mr. Donnelly currently has an extensive library of recorded music from which the proposed CD can remix and re-release. After the mixing and mastering process is complete, the masters will be sent to a third party manufacturer where up to 1000 units will be pressed. The cost for manufacturing 1000 CD units is expected to be $2,500 as specified in the Use of Proceeds table.

Marketing

When the inventory of compact discs is delivered, G2 Ventures will send out promotional packages to major record labels and related music industry personnel. A marketing campaign will begin including live showcases and performances by the artist. Test marketing of the artist's product will also take place in certain retail locations as well as at live concert events. This entire process could take up to 180 days or longer. Cost to G2 Ventures is expected to be $1,200.

Artist: Nick Brisco

Pre-production Summary

Nick Brisco has written sufficient material to record a full length CD, (10 songs or more) G2 Ventures has not completed photo shoots for this artist. Currently G2 Ventures is working on a logo and conceptual ideas for this artist.

Production

G2 Ventures plans to begin recording of Nick Brisco's full-length CD 30 to 60 days after commencing recording for Jeremiah Donnelly. G2 Ventures plans to stagger the production and also the marketing and promotional schedules to efficiently maximize exposure for each artist.

The recording process will take approximately 60-90 days. Mixing and mastering the final recordings will take an additional 30 days. Our recording costs are expected to be $15,000. After the mixing and mastering process is complete the masters will be sent to a third party manufacturer where up to 1000 units will be pressed. Our pressing costs are expected to be $2,500.

Marketing

When the inventory of compact discs is delivered to G2 Ventures, we will send out promotional packages to major record labels and related music industry personnel. A marketing campaign will begin including live showcases and performances by the artist. Test marketing of the artist's product will also take place in certain retail locations as well as at live concert events. This entire process could take up to 180 days or longer. Cost to G2 Ventures is expected to be $1,200.

The offering will remain open until 120 days after this registration statement becomes effective unless we determine, in our sole discretion, to cease selling efforts. In addition, we may extend the offering for an additional 90 days at our discretion if we think extending the offering will generate enough additional sales of the shares to justify such extension. If we do extend the offering, we will provide written notification to all offerees of the extension.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 15, 2005 with respect to the beneficial ownership of our common stock, $0.001 per share par value, before and after giving effect to the sale of the maximum number of shares of common stock offered, by our directors, officers and persons who own more than 5% of our outstanding common stock. All shareholders have sole voting and investment power over the shares beneficially owned.

			% of Class After Offering
		% of Class	Assuming	Assuming
	Shares	Before	1,500,000	1,200,000
Name	Owned	Offering	shares sold	shares sold

Gust C. Kepler
14110 North Dallas Parkway
Suite 365
Dallas, Texas 75254	3,300,000	94%	66%

Nicole Evenson
14110 North Dallas Parkway
Suite 365
Dallas, Texas 75254	200,000	6%	4%

All officers and directors as a group
(2 persons)	3,500,000	100%	70%

DIRECTOR AND EXECUTIVE OFFICER

Gust Kepler, age 40, is President, Chief Executive Officer, Chief Financial Officer, Secretary, and sole Director. Mr. Kepler has extensive knowledge and experience in the music and entertainment industries. Mr. Kepler's involvement in the music industry began in 1977 when he joined his first rock band at age 13. After playing in various bands throughout high school, Mr. Kepler played and produced various projects between 1985 and 1987. Mr. Kepler served as executive producer on his first full-length record for the band "Lead" in 1994.

In 1996 Mr. Kepler founded Parallax Entertainment, Inc., an independent record label and internet promotional concern. Mr. Kepler was directly responsible for all production, packaging, marketing and promotion at Parallax Entertainment, Inc. Mr. Kepler worked full time for Parallax from inception in 1996 until Parallax ceased operations in July of 2002. Over this period, Parallax had gross revenues of $102,291 and aggregate losses of approximately $4,257,323. Mr. Kepler sold controlling interest in Parallax Entertainment, Inc. in July 2002. Also, Mr. Kepler was the principal shareholder, president and chief executive officer of our predecessor, G2 Companies, from September 2002 until we acquired its operations on April 1, 2003. During that approximate seven month period, G2 Companies had zero revenue and aggregate losses of $58,966.

Mr. Kepler is the sole officer and director of G2 Ventures, Inc. He receives no compensation of any kind at this time. Mr. Kepler was re-elected our sole director on April 1, 2004 for a one year term. We do not have an employment contract with him. As he did with G2 Companies, Mr. Kepler devotes full time to our business activities. Otherwise, Mr. Kepler receives income from personal investments.

EXECUTIVE COMPENSATION

Gust Kepler, our President, works over 40 hours per week for us. At present, Mr. Kepler is not paid a salary but does own our common stock. Although we have no plans for paying Mr. Kepler a salary during the next six months, if our revenues generate enough profits, we expect to pay Mr. Kepler a salary.

Although we have no current plan in existence, we may adopt a plan to pay or accrue compensation to our officers and directors for services rendered. We have no stock option, retirement, incentive or profit sharing plan or program for the benefit of officers, directors or employees but our director, Mr. Kepler, may recommend the adoption of one or more of such programs in the future.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

This is our initial public offering so there is currently no public trading market for our common stock. We hope to have a market maker attempt to have our common stock prices listed on the bulletin board maintained by the National Association of Securities Dealers. To be eligible to have our common stock quoted on the bulletin board, we will be required to file with the Securities and Exchange Commission periodic reports required by the Securities Exchange Act of 1934 and thus be a "reporting" company, a step we will accomplish upon the effective date of this registration statement.

None of our common stock is subject to outstanding options or rights to purchase nor do we have any securities that are convertible into our common stock. We have not agreed to register any of our stock for anyone nor do we presently have in effect employee stock options or benefit plans that would involve the issuing of additional shares of our common stock. As of the date of this prospectus there were 3,500,000 shares issued and outstanding. All of these shares were issued in a private transaction without registration under the act and are therefore restricted securities. Mr. Kepler owns 3,300,000 and Nicole Evenson owns 200,000 shares.

We have never paid dividends and do not expect to declare any in the foreseeable future. Instead, we expect to retain all earnings for our growth. Although we have no specific limitations on our ability to pay dividends, investors should not purchase shares in this offering if their intent is to receive dividends.

DESCRIPTION OF SECURITIES

Common Stock

G2 Ventures, Inc. is authorized to issue 200,000,000 shares of common stock, par value .001 per share. Holders of common stock are entitled to one vote per share and to receive dividends or other distributions when and if declared by the Director. As of March 15, 2005 there were 3,500,000 shares of common stock outstanding held by two shareholders of record. G2 Ventures, also has authorized 1,000,000 shares of preferred stock. No preferred shares are outstanding.

Our common stock does not have preemptive rights, meaning that our common shareholders' ownership interest would be diluted if additional shares of common stock are subsequently issued and the existing shareholders are not granted the right, in the discretion of the Director, to maintain their percentage ownership interest in G2 Ventures. This lack of protection from dilution to minority shareholders could allow our Director to issue additional shares of our common stock to persons friendly with our existing management, thus preventing any change in control of G2 Ventures.

Upon any liquidation, dissolution or winding-up of G2 Ventures, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock have no right to require us to redeem or purchase their shares.

The holders of common stock are entitled to share equally in dividends, if and when declared by our Director, out of funds legally available therefore, subject to the priorities given to any class of preferred stock which may be issued.

Preferred Stock

G2 Ventures is authorized to issue 1,000,000 shares of preferred stock, $.001 par value per share. We have no preferred shares issued and outstanding. However, the Director may later determine to issue our preferred stock. If issued, the preferred stock may be created and issued in one or more series and with such designations, rights, preferences and restrictions as shall be stated and expressed in the resolution(s) providing for the creation and issuance of such preferred stock. If preferred stock is issued and we are subsequently liquidated or dissolved, the preferred stockholders would have preferential rights to receive a liquidating distribution for their shares prior to any distribution to common shareholders.

Although we have no present intent to do so, we could issue shares of preferred stock with such terms and privileges that a third party acquisition of G2 Ventures could be difficult or impossible, thus entrenching our existing management in control of G2 Ventures indefinitely.

Dividend Policy

To date, we have not paid any dividends. The payment of dividends, if any, on our common stock in the future is within the sole discretion of our Director and will depend upon our earnings, capital requirements, financial condition, and other relevant factors. Our sole director, Mr. Kepler, does not intend to declare any dividends on the common stock in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

Transfer Agent

We will use Securities Transfer Corporation located at 2591 Dallas Parkway, Suite102, Frisco, Texas 75034 as our transfer agent.

CERTAIN TRANSACTIONS

Gust Kepler has made non-interest bearing loans to us and our predecessor, G2 Companies, for the expenses related to this offering and for costs of our operations in the aggregate amount of $52,899 as of December 31, 2004. As of the date of this registration statement, we owe Mr. Kepler $35,103. These non-interest bearing loans are payable on demand. Further, there is no written agreement evidencing the loans.

In September 2002, Mr. Bartosz sold controlling interest in G2 Companies, then called Hartland Investments, Inc., to Mr. Kepler for $100 and the business purpose of G2 Companies was changed to independent record label. In March 2003, Mr. Kepler formed G2 Ventures and purchased 3,500,000 shares of common stock for $26,994 or $0.0077 per share. On April 1, 2003, G2 Ventures acquired the operations and assets of G2 Companies. In this non-arms length transaction, G2 Companies assigned its two artist contracts to G2 Ventures in consideration of Mr. Kepler's forgiveness of $17,000 in loans to G2 Companies as additional paid-in capital and the assumption by G2 Ventures of $20,000 of advances payable to Mr. Kepler. Also on such date, Mr. Kepler sold back to Mr. Bartosz controlling interest in G2 Companies for $100. Mr. Kepler retains no interest in either Parallax or G2 Companies. Mr. Bartosz has no interest in G2 Ventures.

LEGAL PROCEEDINGS

There are no legal proceedings currently pending or threatened against us.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our Articles and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to our Articles of Incorporation, Bylaws, Texas laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

The financial statements included in the registration statement on Form SB-2 have been audited by Turner, Stone & Company, LLP, independent certified public accountants and registered public accounting firm, to the extent and for the periods set forth in his report, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
G2 Ventures, Inc.
Dallas, Texas

We have audited the accompanying balance sheets of G2 Ventures, Inc. (a development stage company) as of December 31, 2004 and 2003, and the related statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2004 and 2003 and the period from September 26, 2002 (inception) through December 31, 2004. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of G2 Ventures, Inc. at December 31, 2004 and 2003, and the results of its operations and its cash flows for the above referenced periods in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As also discussed in Note 1 to the financial statements, the Company has continuing losses from operations and has no working capital both of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Turner, Stone & Company, L.L.P.
Certified Public Accountants
January 25, 2005

G2 VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
DECEMBER 31, 2004 AND 2003

Assets

	2004	2003
Current assets:
Cash	$1,022	$-
Accounts receivable	7,560	-

Total current assets	8,582	-

Other assets	-	-

	$8,582	$-

Liabilities and Stockholders' Deficit

Current liabilities:
Accounts payable	$-	$366
Stockholder advances	35,103	20,732

Total current liabilities	35,103	21,098

Commitments and contingencies	-	-

Stockholders' deficit:
Preferred stock, $.001 par value,
1,000,000 shares authorized, no shares issued and
outstanding no rights or preferences determined	-	-
Common stock, $.001 par value,
200,000,000 shares authorized, 3,500,000 shares
issued and outstanding	3,500	3,500
Paid in capital in excess of par	41,290	41,290
Deficit accumulated during the development stage	(71,311)	(65,888)

Total stockholders' deficit	(26,521)	(21,098)

	$8,582	$-

The accompanying notes are an integral part of the financial statements.

G2 VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
AND THE PERIOD SEPTEMBER 26, 2002 (INCEPTION) THROUGH
DECEMBER 31, 2004

		Year Ended		Year Ended	Cumulative
		December 31,		December 31,	From
		2004		2003	Inception

Revenues		$19,500		$102,307	$121,807

Cost of revenues		10,907		93,634	104,541

		8,593		8,673	17,266

Operating expenses:

General and administrative		14,016		33,822	88,577

Loss before income taxes		(5,423)		(25,149)	(71,311)

Provision for income taxes		-		-	-

Net loss		$(5,423)		$(25,149)	$(71,311)

Net loss per share	$	( .00)	$	( .01)	$(.02)

The accompanying notes are an integral part of the financial statements.

G2 VENTURES, INC.(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
AND THE PERIOD SEPTEMBER 26, 2002 (INCEPTION) THROUGH
DECEMBER 31, 2004

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at September 26, 2002	-	$-	-	$-	$-	$-	$-

Contributed capital	-	-	-	-	17,796	-	17,796

Net loss						(40,739)	(40,739)

Balance at December 31, 2002	-	-	-	-	17,796	(40,739)	(22,943)

Issuance of common stock
for cash	-	-	3,500,000	3,500	23,494	-	(26,994)

Net loss						(25,149)	(25,149)

Balance at December 31, 2003	-	-	3,500,000	3,500	41,290	(65,888)	(21,098)

Net loss	-	-	-	-	-	(5,423)	(5,423)

Balance at December 31, 2004	-	$-	3,500,000	$3,500	$41,290	$(71,311)	$(26,521)

The accompanying notes are an integral part of the financial statements.

G2 VENTURES, INC.(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
AND THE PERIOD SEPTEMBER 26, 2002 (INCEPTION) THROUGH
DECEMBER 31, 2004

Reconciliation of Net Loss to Net Cash
Used in Operating Activities

			Cumulative
	Dec. 31,	Dec. 31,	From
	2004	2003	Inception

Net loss	$(5,423)	$(25,149)	$(71,311)

Adjustments to reconcile net loss
to cash used in operating activities:
(Increase) decrease in accounts receivable	(7,560)	-	(7,560)
Increase (decrease) in accounts payable	(366)	(6,183)	-

Net cash used in operating activities	(13,349)	(31,332)	(78,871)

Cash flows from financing activities:
Proceeds from issuance of common stock	-	26,994	26,994
Stockholder advances	14,371	732	52,899

Net cash provided by financing activities	14,371	27,726	79,893

Net increase (decrease) in cash	1,022	(3,606)	1,022

Cash at beginning of period	-	3,606	-

Cash at end of period	$1,022	$-	$1,022

Supplemental Disclosure of Non Cash
Investing and Financing Activities

Stockholder advances forgiven as
additional paid in capital	$-	$-	$17,796

The accompanying notes are an integral part of the financial statements.

G2 VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and business

G2 Ventures, Inc. (the Company) was incorporated on March 21, 2003 in the State of Texas. Effective April 1, 2003, the Company acquired the operations and assets of G2 Companies, Inc.(G2C) (formerly Hartland Investments, Inc.) a Delaware corporation, the controlling interest in which was owned by the Company's principal shareholder, Gust Kepler. In this non-arms length transaction, G2C assigned its two artist contracts to the Company in consideration of the shareholders forgiveness of $17,000 in loans to G2C as additional paid-in capital and the assumption by the Company of $20,000 of advances payable to the shareholder. G2C is, therefore, a "predecessor" of the Company.

For financial reporting purposes the transaction has been treated as a recapitalization of G2C with the Company being the legal survivor and G2C being the accounting survivor and the operating entity. That is, the historical financial statements prior to April 1, 2003 are those of G2C and its operations, even though they are labeled as those of the Company. Retained earnings of G2C related to its operations, is carried forward after the recapitalization. Operations prior to the recapitalization are those of the accounting survivor, G2C, which began September 26, 2002. Earnings per share for the periods prior to the recapitalization are restated to reflect the equivalent number of shares outstanding for the entire period operations were conducted. Upon completion of the transaction, the financial statements become those of the operating company, with adjustments to reflect the changes in equity structure and receipt of the assets and liabilities of G2C.

Basis of presentation and going concern uncertainty

The financial statements of the Company have been prepared assuming the Company will continue as a going concern. However, the Company has incurred continuing operating losses and has no working capital. These conditions give rise to substantial doubt about the Company's ability to continue as a going concern. Management is continuing to seek additional equity capital to fund its operations while continuing to generate additional revenues to absorb operating expenses. Management believes that these steps will provide the Company with adequate funds to sustain its growth and continued existence. There is, however, no assurance that the steps taken by management will meet all of the Company's needs or that is will continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Revenue recognition

The Company enters into arrangements with performing artists either to sell the artists' music for which the Company receives a royalty or to manage the artist for which the Company receives a management fee on commission. Revenue is recognized when music is sold or commissions are earned unless the collectibility is not reasonably assured.

G2 VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

Cash flows

For purposes of these statements cash includes demand deposits, time deposits and short-term cash equivalent investments with maturities of three months or less.

Management estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts receivable

The Company's revenues and accounts receivable are generated from entertainment contracts entered into with its customers. Generally, 60% of the contract revenues are paid upon signing with the remaining balance generally paid within 30 days after the services have been performed. Account balances past due longer than 30 days are considered delinquent. The Company has not experienced any credit losses to date and management has determined that an allowance for bad debts is not necessary. Since inception, all of the Company's revenues are from one customer.

Advertising

Advertising dollars are invested in promotional material, website and logo development and are expensed as incurred. For the years ended December 31, 2004 and 2003 and the period September 26, 2002 (inception) through December 31, 2004, advertising expense totaled $214, $1,144 and $3,063, respectively.

Fair value of financial instruments

In accordance with the reporting requirements of SFAS No. 107, Disclosures About Fair Value of Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair value of cash, accounts receivable and accounts payable approximate their carrying amounts due to the short maturity of these instruments. At December 31, 2004 and 2003, the Company did not have any other financial instruments.

G2 VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

Recent Accounting Pronouncements

During the year ended December 31, 2004, there were several new accounting pronouncements issued by the Financial Accounting Standards Board (FSAB) the most recent of which was Statements on Financial Accounting Standards (SFAS) No. 153, Exchanges of Nonmonetary Assets. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company's financial position or operating results.

In December 2004, the FSAB issued SFAS No. 123R, Share-Based Payments, revising to SFAS No. 123, Accounting for Stock-Based Compensation, and superseding Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123R establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, including obtaining employee services in share-based payment transactions. SFAS No. 123R applies to all awards granted after the required effective date and to awards modified, purchased or canceled after that date. Adoption is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. Management does not believe the adoption of this accounting pronouncement will have a material impact on the Company's financial position or operating results.

Loss per share

Basic loss per share amounts are computed using the weighted-average number of common stock shares outstanding during the periods. Diluted loss per share amounts are not presented because there were no common equivalent share amounts outstanding during the periods. For the years ended December 31, 2004 and 2003 and the period September 26, 2002 (inception) through December 31, 2004, basic loss per share amounts are computed using 3,500,000 weighted average common stock shares outstanding, assuming retroactively their issuance on September 26, 2002.

2.	COMMITMENTS AND CONTINGENCIES

Operating leases

The Company was obligated under a non-cancelable operating lease for its Dallas office, which expired on April 30, 2003. This lease did not contain a renewal option. For the years ended December 31, 2004 and 2003 and the period September 26, 2002 (inception) through December 31, 2004, rental expense totaled $0, $3,400 and $6,800, respectively. Subsequent to April 30, 2003, the Company is using office space provided by its majority stockholder without charge. However, the fair value of the space provided is not material.

G2 VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

	Recording artist agreements

During December 2002, the Company entered into contracts with two recording artists, which granted the Company certain recording, distribution and copyrights of the artists.  These contracts were renewed in June 2004. The initial terms of the agreements are for one album each. The agreements also grant the Company three irrevocable options for additional recordings. The agreements provide for the Company to advance initial recording funds of $10,000 to each artist for the first album. If the Company exercises its options for additional recordings, an additional advance is required for each album.  The funds paid for the recording of each record are treated as advances on the royalties owed to artists, and are recouped by the Company from record sales, if any. These royalties will amount to approximately $1.00 per record sold. In addition, the Company will owe mechanical royalties to the copyright owners of each song for each record sold. These royalties will amount to approximately 80 cents for each album sold. As of December 31, 2004, no recording advances have been made and recording has not commenced due to the Company's inability to raise sufficient capital to fund recording costs (Note 1).

3.	INCOME TAXES

The Company accounts for corporate income taxes in accordance with Statements of Financial Accounting Standards (SFAS) No. 109. Under SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. In addition, future tax benefits, such as those from net operating loss carry forwards, are recognized to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A reconciliation of income tax expense (benefit) at the statutory federal rate of 34% to income tax expense (benefit) at the Company's effective tax rate for the years ended December 31, 2004 and 2003 and the period September 26, 2002 (inception) through December 31, 2004 is as follows:

				Cumulative
		Dec. 31,	Dec. 31,	From
		2004	2003	Inception

	Tax expense (benefit) computed at statutory rate	$1,844	$8,551	$24,246
	Less valuation allowance	(1,844)	(8,551)	(24,246)
	Income tax expense (benefit)	$-	$-	$-

At December 31, 2004, the Company had approximately $71,000 of net operating losses available to offset future taxable income. These carry forwards expires in the year 2024 and create the only component of the Company's deferred tax asset of approximately $24,000, which is fully offset by a valuation allowance. There are no deferred tax liabilities.

G2 VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

4.	RELATED PARTIES

During the years ended December 31, 2004 and 2003 and the period September 26, 2002 (inception) through December 31, 2004, the Company received cash operating advances of $14,371, $732 and $52,899, respectively, from the major stockholder of the Company. The advances are non-interest bearing, unsecured and due upon demand as funds are available. During the period September 26, 2002 (inception) through December 31, 2002, $17,796 of the advances was contributed by the stockholder as additional paid in capital.

Until _____________ 2005, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II.   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.     Indemnification of Directors and Officers

Our Articles and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to our Articles of Incorporation, Bylaws, Texas laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25.     Other Expenses of Issuance and Distribution

The estimated expenses of the registration, all of which will be paid by G2 Ventures, are as follows:

SEC Filing fee	$25
Printing Expense	$3,000
Accounting Fees and Expenses	$6,000
Legal Fees and Expenses	$17,500*
Blue Sky Fees and Expenses	$75
Transfer Agent Fees	$500
Miscellaneous	$400
TOTAL	$27,500

*     $5,000 was paid by predecessor and $12,500 to be paid in stock.

Item 26.     Recent Sales of Unregistered Securities

On April 1, 2003, G2 Ventures sold 3,500,000 restricted shares of common stock to Gust Kepler for $26,994. 3,300,000 of these shares were issued to Gust Kepler and 200,000 of these shares were issued to Nicole Evenson in a private transaction between Nicole Evenson and Gust Kepler. G2 Ventures relied on Section 4(2) of the Securities Act of 1933 as its exemption from the registration requirements of such Act. Mr. Kepler agreed to hold the shares for investment purposes only and to transfer such shares only in a registered offering or in reliance upon an available exemption therefrom.

Item 27.     Exhibits

Exhibit No.	Description

2.1*	Sale of Assets Agreement between G2 Ventures, Inc. and G2 Companies, Inc.
3.1*	Articles of Incorporation of G2 Ventures, Inc.
3.2*	Bylaws of G2 Ventures, Inc., filed herewith.
4.1 *	Specimen Stock Certificate for Common Shares.
5.1	Opinion of Conrad C. Lysiak, Esq.
10.1*	Exclusive Recording, Artist Agreement between with Jeremiah Donnelly.
10.2	Exclusive Recording, Artist Agreement with Nick Brisco.
23.1	Consent of Turner, Stone & Company, L.L.P.(filed herewith).
23.2	Consent of Conrad C. Lysiak, Esq.

*     Previously filed

Item 28.     Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

	a.	To include any prospectus required under Section 10(a) (3) of the Securities Act

b.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, G2 Ventures, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused Amendment No. 3 to this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dallas, State of Texas, on the 24th day of March, 2005.

G2 VENTURES , INC.

By:	/s/ Gust Kepler
Gust Kepler, President, Principal Executive Officer, Principal Accounting Officer and sole member of the Board of Directors